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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934



       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 18, 2000



                               CISCO SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          CALIFORNIA                               0-18225                              77-0059951
(STATE OR OTHER JURISDICTION OF                  (COMMISSION               (I.R.S. EMPLOYER IDENTIFICATION NO.)
        INCORPORATION)                           FILE NUMBER)

170 WEST TASMAN DRIVE, SAN JOSE, CALIFORNIA                           95134-1706
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)                              (ZIP CODE)


Registrant's telephone number, including area code: (408) 526-4000


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ITEM 5. OTHER EVENTS

       CISCO SYSTEMS PROVIDES DETAIL ON PROVISION FOR LOSSES IN FORM 10-Q
                QUARTERLY REPORT FOR FIRST QUARTER OF FISCAL 2001

Cisco Systems is providing certain detail regarding its provision for losses included in the cash flow statement in its Quarterly Report on Form 10-Q for its first quarter of fiscal 2001 ended October 28, 2000 (the "Form 10-Q"), filed with the Securities and Exchange Commission ("SEC") on December 12, 2000.

The provision for losses in the Form 10-Q reflects three separate accounting reserves: (i) a provision for doubtful accounts, (ii) a provision for inventory reserves, and (iii) a provision for losses on minority investments. The following table provides further detail regarding these provisions (in millions):

                                                      Three Months Ended
                                                   ------------------------
                                                   October 28,  October 30,
                                                      2000         1999
                                                   -----------  -----------
Provision for doubtful accounts                      $  14         $  5
Provision for inventory reserves                       143           70
Provision for losses on minority investments           118           --
                                                   -----------  -----------
  Total                                              $ 275         $ 75
                                                   ===========  ===========

The provision for doubtful accounts reflects the additional amount reserved during the first quarter for future or anticipated losses relating to trade accounts receivable. During the first quarter of fiscal 2001, the additional amount reserved was approximately $14 million. The accumulated allowance for doubtful accounts reserve was approximately $57 million, or 1.9 percent of trade accounts receivable, at the end of the first quarter of fiscal 2001, as compared to approximately $43 million, or 1.8 percent at the end of the fourth quarter of fiscal 2000.

As discussed during Cisco's earnings call for the first quarter of fiscal 2001 and its Form 10-Q, we have continued to increase our inventory levels to reduce lead times and reduce risks associated with current component shortages in our supply chain. The increase in the provision for inventory reserves directly correlates to the increase in our inventory balance.

The increase in the provision for losses on minority investments reflects an increase in our reserve for potential losses related to our minority equity investment portfolio. We continue to make minority equity investments in start-up technology companies to gain access to innovative technologies. These investments are inherently risky as the market for the technologies or products these start-up companies have under development are typically in the early stages and may never materialize. We routinely review our investment portfolio for possible impairment of individual investments. At the end of the first quarter of fiscal 2001, we had an unrealized gain of approximately $3.8 billion on our total investment portfolio.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CISCO SYSTEMS, INC.

Dated: December 18, 2000               By /s/ LARRY R. CARTER
                                          --------------------------------
                                          Larry R. Carter, Senior Vice
                                          President, Finance and
                                          Administration, Chief Financial
                                          Officer and Secretary

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